Exhibit 3.02
BYLAWS
OF
XCEL ENERGY INC.
(a Minnesota corporation)

As amended and restated on August 23, 2023

ARTICLE 1
OFFICES AND CORPORATE SEAL

Section 1.    The Company may establish and maintain an office or offices at such places within or without the State of Minnesota as the Board of Directors may from time to time determine.

Section 2.    The Company may, but need not, have a corporate seal, and the use or nonuse of a corporate seal shall not affect the validity, recordability, or enforceability of a document or an act. If the Company has a corporate seal, the use of the seal by the Company on a document is not required. Any corporate seal of the Company shall have inscribed thereon the name of the Company and the words “Corporate Seal, Minnesota.” If a corporate seal is used, it or a facsimile of it may be affixed, engraved, printed, placed, stamped, or in any other manner reproduced on any document.

ARTICLE 2
BOARD OF DIRECTORS

Section 1.    The business and property of the Company shall be managed by or under the direction of a Board composed of seven directors, which may be increased to such greater number, not exceeding fifteen, as may be determined by the Board of Directors or by shareholders in accordance with the provisions of this Article. The number of directors shall be determined by the Board of Directors, and if the Board fails to make such determination, then the number may be determined by the shareholders at any annual or special meeting of shareholders.

Section 2.    A director shall hold office until the next annual meeting of the shareholders and until the director’s successor is elected and qualifies, subject to earlier death, disqualification, resignation or removal.

Section 3.    During the intervals between annual meetings the number of directors may be increased, and may be decreased by the number of vacancies then existing, by the Board of Directors, within the limitations of Section 1 of this Article, and in case of any such increase the Board may fill the vacancies so created. No decrease in the Board shall shorten the term of any incumbent director.

Section 4.    Vacancies in the Board of Directors may be filled by the remaining members of the Board though less than a quorum. Each person so elected to fill a vacancy shall remain a director for the unexpired term in respect of which such vacancy occurred and until his successor is elected and qualifies.

Section 5.    In addition to the powers and authority expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers and do all such lawful acts and things as may be exercised or done by the Company that are not by the Articles of Incorporation, these Bylaws, or the laws of the State of Minnesota directed or required to be exercised or done by the shareholders.

Section 6.    Without limiting the general powers conferred by Section 5 of this Article, and other powers conferred by the Minnesota statutes, by the Articles of Incorporation, and by

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these Bylaws, it is hereby expressly declared that the Board of Directors shall have the following powers, that is to say:

(a)    To purchase or otherwise acquire for the Company any property, rights, or privileges which the Company is authorized to acquire, for such consideration and on such terms and conditions as it deems proper.

(b)    At its discretion to pay for any property or rights acquired by the Company either wholly or partly in money or in stock, bonds, debentures, or other securities or property of the Company.

(c)    To appoint any person or persons to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, and to do and execute all such things as may be requisite in relation to any such trust.

(d)    To in any manner aid, facilitate, and assist, on behalf of the Company, in the construction, extension, improvement, equipment, maintenance, and operation of any electric light plant or distribution system, electric transmission or distribution lines, steam plant for heating and power or distribution system, natural, manufactured, mixed, or liquid petroleum gas plant or distribution system, gas or oil pipe lines, barge lines, coal mines, water power or water plants, or telephone systems, and all property and things appurtenant to or used in connection therewith, and for that purpose to use the cash or capital stock or other securities or obligations of the Company to buy, refund, guarantee, or otherwise secure the indebtedness against any such properties and guarantee the bonds, debentures, indebtedness, dividends, contracts, or other obligations of firms or other corporations.

(e)    To authorize one or more officers, on behalf of the Company, to borrow money, make and issue notes, bonds, and other evidences or indebtedness, execute mortgages, deeds of trust, trust agreements, and instruments of pledge or hypothecation, and do all other acts necessary to effectuate the same.

(f)    To designate the persons authorized, on the Company’s behalf, to make and sign notes, receipts, acceptances, endorsements, drafts, checks, or other orders for the payment of money, releases, contracts, and other instruments, and, when appropriate, to make provision for the use of facsimile signatures thereon.

(g)    To designate the persons authorized, on the Company’s behalf, to vote upon or to assign and transfer any shares of stock, bonds, or other securities of other corporations held by the Company.

Section 7.    Meetings of the Board of Directors shall be held at the principal executive office of the Company, but the Chair of the Board, the Chief Executive Officer, or a majority of the Board may from time to time designate some other place within or without the State of Minnesota for the holding of any such meeting or meetings.

Section 8.    Meetings of the Board of Directors may be called by a director, by the Chair of the Board or by the Chief Executive Officer of the Company, on at least 24 hours’ notice to all directors of the date, time and place of the meeting. The notice shall be given to each director by mail, electronic mail, facsimile, telephone, personal service or any other means as may then be permitted by law and need not state the purpose of the meeting. If the date, time and place of a Board meeting have been announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which the adjournment is taken.

Section 9.    A director may waive notice of a meeting of the Board. A waiver of notice by a director entitled to notice is effective whether given before, at, or after the meeting and whether given in writing, orally, by authenticated electronic communication, or by attendance.

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Attendance by a director at a meeting is a waiver of notice of that meeting, except when the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

Section 10.    Any meeting of the Board of Directors may be conducted solely by one or more means of remote communication, or other similar method then permitted by law, through which all of the directors may participate with each other during the meeting if the same notice is given of the meeting as would be required by these Bylaws and Minnesota law for a board meeting and if the number of directors participating in the meeting is sufficient to constitute a quorum at a meeting. A director not physically present in person at any meeting of the Board of Directors may participate in the meeting by means of remote communication, or other similar method then permitted by law. Any director’s participation in a meeting by that means constitutes presence in person at the meeting.

Section 11.    The Board of Directors shall elect the Chief Executive Officer and the Chief Financial Officer and, subject to the authority to appoint certain other officers granted to the Chief Executive Officer pursuant to Article 3 of these Bylaws, the Board of Directors shall elect the other officers of the Company.

Section 12.    A majority of the Board of Directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by the Minnesota statutes, by the Articles of Incorporation, or by these Bylaws. At any meeting at which there is less than a quorum present, the director or directors present shall have power by a majority vote to adjourn the meeting from time to time without notice other than announcement at the meeting. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum.

Section 13.    The Board shall take action by the affirmative vote of a majority of directors present at a duly held meeting, except where the affirmative vote of a larger proportion or number is required by the Articles of Incorporation, these Bylaws, or the Minnesota statutes. If the Articles of Incorporation require a larger proportion or number than is required by the Minnesota statues for a particular action, the Articles of Incorporation shall control.

Section 14.    A director may give advance written consent or opposition to a proposal to be acted on at a board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

Section 15.    Any action which might be taken at a meeting of the Board of Directors or a committee may be taken without a meeting if done in writing signed, or consented to by authenticated electronic communication, by all of the members of the Board of Directors or the committee. In addition, if the Articles of Incorporation so provide, any such action, other than an action requiring shareholder approval, may be taken without a meeting if done in writing signed, or consented to by authenticated electronic communication, by the number of members of the Board or the committee that would be required to take the same action at a meeting of the Board or the committee at which all members thereof were present.

Section 16.    The Board of Directors, in its discretion, may provide for the payment of compensation to each director and the expenses of each director for attendance at each meeting of the Board or of any committee thereof; provided, however, that no part of any such payment shall be paid to any director during any year when there is in effect a prior written

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request from such director that all or a portion of said payments not be paid to such director. Nothing herein shall be construed to preclude any director from serving the Company in any other capacity as an officer or otherwise and receiving compensation therefor.

Section 17.    A resolution approved by the affirmative vote of a majority of the entire Board of Directors may establish committees having the authority of the Board in the management of the business of the Company to the extent provided in the resolution. Committee members shall be natural persons. Unless the Articles of Incorporation provide for a different membership, a committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in the Articles of Incorporation, these Bylaws, or in a resolution approved by the affirmative vote of a majority of the directors present. Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director. Unless otherwise provided in the Articles of Incorporation or the resolution of the Board of Directors establishing the committee, a committee may create one or more subcommittees, each consisting of one or more members of the committee, and may delegate to a subcommittee any or all of the authority of the committee.

    Section 18.    Only persons who are nominated in accordance with this Section 18 or Section 19 are eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors, (ii) by any shareholder who (w) was a shareholder of record at the time of giving the notice required by this Section 18, (x) is a shareholder of record at the time of the meeting, (y) is entitled to vote for the election of directors at the meeting, and (z) complies with the procedures set forth in this Section 18 or (iii) by any Eligible Shareholder (as defined below) who complies with the procedures set forth in Section 19.

    (a)    Nominations by shareholders must be made pursuant to timely notice in writing to the Secretary. To be timely, a shareholder’s notice of nominations to be made at an annual meeting of shareholders pursuant to this Section 18 must be delivered to the Secretary, or mailed and received at the principal executive office of the Company, not less than 90 days before the first anniversary of the date of the preceding year’s annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than 30 days before or 60 days after such anniversary date, notice by a shareholder is timely only if so delivered or so mailed and received not less than 90 days before the annual meeting or, if later, within 10 days after the first public announcement of the date of the annual meeting. If a special meeting of shareholders is called in accordance with Article 6, Section 4 for the purpose of electing one or more directors, for a shareholder’s notice of nominations to be timely it must be delivered to the Secretary, or mailed and received at the principal executive office of the Company, not less than 90 days before the meeting or, if later, within 10 days after the first public announcement of the date of the meeting. Except to the extent otherwise required by law, the adjournment of an annual or special meeting will not commence a new time period for the giving of a shareholder’s notice as described above.

    (b)    A shareholder’s notice to the Company of nominations for an annual or a special meeting of shareholders must set forth (x) as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) the person’s name, (ii) all information relating to the person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or that is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) the person’s written consent to being named in any proxy materials as a nominee and to serving as a director if elected; and (y) as to the shareholder giving the notice: (i) the name and address, as they appear on the Company’s books, of the shareholder and of any beneficial owners on whose behalf the nomination is made, (ii) (A) the class or series (if any) and number of shares of the Company that are beneficially owned by the shareholder or any such beneficial owner,

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(B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) owned beneficially by such shareholder or any such beneficial owner and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or any such beneficial owner has a right to vote any shares of the Company, (D) any short interest in any security of the Company held by such shareholder or any such beneficial owner (for purposes of these Bylaws, a person shall be deemed to have a “short interest” in a security if such person has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Company owned beneficially by such shareholder or any such beneficial owner that are separated or separable from the underlying shares of the Company, (F) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or any such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such shareholder or any such beneficial owner is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. In addition, each person whom such shareholder proposes to nominate for director shall be required to provide to the Secretary promptly upon request such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Company’s directors.

    (c)    A shareholder who intends to solicit proxies in support of director nominees other than the Company’s director nominees and who has delivered a notice of nomination pursuant to this Section 18 shall promptly certify to the Company, and notify the Company in writing, that it has complied with or will comply with the requirements of Rule 14a-19 under the Exchange Act, and upon request of the Company, shall, not later than five business days prior to the date of the applicable meeting of shareholders, deliver to the Company reasonable evidence of such compliance.

    (d)    The Chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with this Section 18 and, if the Chair so determines, the Chair shall so declare to the meeting, and the defective nomination shall be disregarded. Unless otherwise required by law, if any shareholder (i) provides notice pursuant to Rule 14a-19 under the Exchange Act and (ii) subsequently (A) notifies the Company that such shareholder no longer intends to solicit proxies in support of director nominees other than the Company’s director nominees in accordance with Rule 14a-19, (B) fails to comply with the requirements of Rule 14a-19, or (C) fails to provide reasonable evidence sufficient to satisfy the Company that such requirements have been met, then such shareholder’s nominations shall be deemed null and void and the Company shall disregard any proxies or votes solicited for any nominee proposed by such shareholder.

(e)    For purposes of this Section 18, Section 19 and Article 6, Section 11, “public announcement” means disclosure (i) when made in a press release reported by

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the Dow Jones News Service, Associated Press, or comparable national news service, (ii) when contained in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act, or (iii) when given as the notice of the meeting pursuant to Article 6, Section 1.

(f)    With respect to this Section 18, Section 19 and Article 6, Section 11, a shareholder must also comply with all applicable requirements of Minnesota law and the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 18, Section 19 and in Article 6, Section 11.

Section 19.

(a) Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of shareholders, subject to the provisions of this Section 19, the Company shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information (as defined below), of any person nominated for election (the “Shareholder Nominee”) to the Board of Directors by a shareholder or group of no more than 20 shareholders that satisfies the requirements of this Section 19 (the “Eligible Shareholder”) and that expressly elects at the time of providing the notice required by this Section 19 (the “Notice of Proxy Access Nomination”) to have such nominee included in the Company’s proxy materials pursuant to this Section 19. For purposes of this Section 19, the “Required Information” that the Company will include in its proxy statement is (i) the information provided to the Secretary of the Company concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Company’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) if the Eligible Shareholder so elects, a Supporting Statement (as defined below). The Required Information must be provided with the Notice of Proxy Access Nomination.

(b)     To be timely, the Notice of Proxy Access Nomination must be delivered to the Secretary, or mailed and received at the principal executive office of the Company, not less than 120 days and not more than 150 days prior to the first anniversary of the date that the Company distributed its proxy statement to shareholders for the previous year’s annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than thirty (30) days before or after such anniversary date, the Notice of Proxy Access Nomination shall be timely if so delivered or so mailed and received not less than ninety (90) days before the annual meeting or, if later, within ten (10) days after the first public announcement of the date of the annual meeting. Except to the extent otherwise required by law, the adjournment of an annual or special meeting will not commence a new time period for the giving of a Notice of Proxy Access Nomination pursuant to this Section 19.

(c)     The maximum number of Shareholder Nominees nominated by all Eligible Shareholders that will be included in the Company’s proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 19 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20%. In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Shareholder Nominees included in the Company’s proxy materials shall be calculated based on the number of directors in office as so reduced. For purposes of determining when the maximum number of Shareholder Nominees provided for in this Section 19 has been reached, each of the following persons shall be counted as one of the Shareholder

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Nominees: (i) any individual nominated by an Eligible Shareholder for inclusion in the Company’s proxy materials pursuant to this Section 19 whose nomination is subsequently withdrawn, (ii) any individual nominated by an Eligible Shareholder for inclusion in the Company’s proxy materials pursuant to this Section 19 whom the Board of Directors decides to nominate for election to the Board of Directors and (iii) any director in office as of the Final Proxy Access Nomination Date who was included in the Company’s proxy materials as a Shareholder Nominee for either of the two preceding annual meetings of shareholders (including any individual counted as a Shareholder Nominee pursuant to the immediately preceding clause (ii)) and whom the Board of Directors decides to nominate for re-election to the Board of Directors. Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Company’s proxy materials pursuant to this Section 19 shall rank such Shareholder Nominees based on the order in which the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Company’s proxy materials. In the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 19 exceeds the maximum number of Shareholder Nominees provided for in this Section 19, the highest ranking Shareholder Nominee who meets the requirements of this Section 19 from each Eligible Shareholder will be selected for inclusion in the Company’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Company each Eligible Shareholder disclosed as owned in its Notice of Proxy Access Nomination. If the maximum number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section 19 from each Eligible Shareholder has been selected, then the next highest ranking Shareholder Nominee who meets the requirements of this Section 19 from each Eligible Shareholder will be selected for inclusion in the Company’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(d)     In order to make a nomination pursuant to this Section 19, an Eligible Shareholder must have owned (as defined below) at least 3% of the Company’s outstanding common stock (the “Required Shares”) continuously for at least three years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is delivered to the Secretary of the Company in accordance with this Section 19 and the record date for determining the shareholders entitled to receive notice of the annual meeting, and must continue to own the Required Shares through the date of the annual meeting. For purposes of this Section 19, an Eligible Shareholder shall be deemed to “own” only those outstanding shares of common stock of the Company as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Company, if, in any such case, such instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such shareholder or affiliate. A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A

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shareholder’s ownership of shares shall be deemed to continue during any period in which (i) the shareholder has loaned such shares, provided that the person has the power to recall such loaned shares on five business days’ notice or (ii) the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the shareholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Company are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 19, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(e)     To be in proper form for purposes of this Section 19, the Notice of Proxy Access Nomination must include or be accompanied by the following:

(i)     one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed and received by the Secretary of the Company, the Eligible Shareholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five (5) business days after the record date for determining the shareholders entitled to receive notice of the annual meeting, one or more written statements from the record holder and such intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date;

(ii)     a copy of the Schedule 14N that has been filed with the United States Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iii)    the information and representations that would be required to be set forth in a shareholder’s notice of a nomination pursuant to Section 18 of this Article (including the written consent of each Shareholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected);

(iv)     a representation that the Eligible Shareholder (A) will continue to hold the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Company, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) it is nominating pursuant to this Section 19, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors in accordance with Rule 14a-19 under the Exchange Act, (E) has not distributed and will not distribute to any shareholder of the Company any form of proxy for the annual meeting other than the form distributed by the Company, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting (G) will file with the Securities and Exchange Commission any solicitation or other communication with the Company’s shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act, or whether any

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exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act, and (H) has provided and will provide facts, statements and other information in all communications with the Company and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make such information, in light of the circumstances under which it was or will be made or provided, not misleading;

(v)     an undertaking that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of communications with the shareholders of the Company by the Eligible Shareholder, its affiliates and associates or their respective agents and representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 19, or out of the facts, statements or other information that the Eligible Shareholder or its Shareholder Nominee(s) provided to the Company in connection with the inclusion of such Shareholder Nominee(s) in the Company’s proxy materials, and (B) indemnify and hold harmless the Company and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Section 19; and

(vi)    a written representation and agreement from each Shareholder Nominee that such Shareholder Nominee (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Shareholder Nominee, if elected as a director of the Company, will act or vote on any issue or question that has not been disclosed to the Company, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Company, (C) has read and will comply with the Company’s code of ethics, corporate governance guidelines, stock ownership and trading policies and guidelines and any other policies or guidelines of the Company applicable to directors and (D) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Company’s directors.

(f)     In addition to the information required pursuant to Section 19(e) or any other provision of these Bylaws, the Company also may require each Shareholder Nominee to furnish any other information (i) that may reasonably be requested by the Company to determine whether the Shareholder Nominee would be independent under the rules and listing standards of the principal United States securities exchanges upon which the common stock of the Company is listed or traded, any applicable rules of the U.S. Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Company’s directors (collectively, the “Independence Standards”), (ii) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Shareholder Nominee or (iii) that may reasonably be required to determine the eligibility of such Shareholder Nominee to serve as a director of the Company.

(g) The Eligible Shareholder may, at its option, provide to the Secretary of the Company, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of the Shareholder Nominee(s)’

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candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Shareholder (including any group of shareholders together constituting an Eligible Shareholder) in support of its Shareholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 19, the Company may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.
(h)     In the event that any information or communications provided by an Eligible Shareholder or a Shareholder Nominee to the Company or its shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make such information, in light of the circumstances under which it was made or provided, not misleading, such Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Company of any defect in such previously provided information and of the information that is required to correct any such defect. In addition, any person providing any information pursuant to this Section 19 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the annual meeting and as of the date that is ten (10) business days prior to such annual meeting or any adjournment or postponement thereof, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for determining the shareholders entitled to receive notice of such annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven business days prior to the date of the annual meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).
(i)     Notwithstanding anything to the contrary contained in this Section 19, the Company shall not be required to include, pursuant to this Section 19, a Shareholder Nominee in its proxy materials (i) for any meeting of shareholders for which the Secretary of the Company receives notice that the Eligible Shareholder or any other shareholder intends to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for shareholder nominees set forth in Section 18 of this Article, (ii) if such Shareholder Nominee would not be an independent director under the Independence Standards, as determined by the Board of Directors or any committee thereof, (iii) if such Shareholder Nominee’s election as a member of the Board of Directors would cause the Company to be in violation of these Bylaws, the Articles of Incorporation, the rules and listing standards of the principal United States securities exchanges upon which the common stock of the Company is listed or traded, or any applicable state or federal law, rule or regulation, (iv) if such Shareholder Nominee is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (v) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (vi) if such Shareholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), (vii) if such Shareholder Nominee’s election as a member of the Board of Directors would cause the Company to seek, or assist in the seeking of, advance approval or to obtain, or assist in the obtaining of, an interlock waiver pursuant to the rules or regulations of the Federal Energy Regulatory Commission; (viii) if such Shareholder Nominee or the Eligible Shareholder who nominated such Shareholder Nominee provides any facts, statements or other information to the Company or its shareholders required or requested pursuant to this Section 19 that is not true and correct in all material respects or that omits a material fact necessary to make such information, in light of the circumstances in which it is made or

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provided, not misleading, or (ix) if such Shareholder Nominee or the Eligible Shareholder who nominated such Shareholder Nominee otherwise contravenes any of the agreements or representations made by such Shareholder Nominee or Eligible Shareholder or fails to comply with its obligations pursuant to this Section 19.
(j)     Notwithstanding anything to the contrary set forth herein, if (i) a Shareholder Nominee and/or the applicable Eligible Shareholder breaches any of its or their obligations, agreements or representations under this Section 19 or (ii) the Shareholder Nominee otherwise becomes ineligible for inclusion in the Company’s proxy materials pursuant to this Section 19 or dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the Company, in each case as determined by the Board of Directors, any committee thereof or the Chair of the annual meeting, (x) the Company may omit or, to the extent feasible, remove the information concerning such Shareholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its shareholders that such Shareholder Nominee will not be eligible for election at the annual meeting, (y) the Company shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Shareholder or any other Eligible Shareholder and (z) the Board of Directors or the Chair of the annual meeting shall declare such nomination to be invalid, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Company and the named proxies will not vote any proxies received from shareholders with respect to such Shareholder Nominee. In addition, if the Eligible Shareholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 19, such nomination shall be disregarded as provided in clause (z) above.
(k)     Whenever the Eligible Shareholder consists of a group of shareholders, (i) a group of funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) or any successor provision of the Investment Company Act of 1940, as amended, shall be treated as one shareholder, (ii) each provision in this Section 19 that requires the Eligible Shareholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each shareholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the 3% ownership requirement of the “Required Shares” definition), (iii) a breach of any obligation, agreement or representation under this Section 19 by any member of such group shall be deemed a breach by the Eligible Shareholder and (iv) the Notice of Proxy Access Nomination must designate one member of the group for purposes of receiving communications, notices and inquiries from the Company and otherwise authorize such member to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 19 (including withdrawal of the nomination). Whenever the Eligible Shareholder consists of a group of shareholders aggregating their shareholdings in order to meet the 3% ownership requirement of the “Required Shares” definition, (x) such ownership shall be determined by aggregating the lowest number of shares continuously owned (as defined in Section 19(d) hereof) by each such shareholder during the Minimum Holding Period and (y) the Notice of Proxy Access Nomination must indicate, for each such shareholder, such lowest number of shares continuously owned by such shareholder during the Minimum Holding Period. Any group of funds whose shares are aggregated for purposes of constituting and Eligible Shareholder must, within five business days after the date of the Notice of Proxy Access Nomination, provide documentation reasonably satisfactory to the Company that demonstrates that the funds are entitled to have their shares aggregated. No person may be a member of more than one group of shareholders constituting an Eligible Shareholder with respect to any annual meeting. For the

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avoidance of doubt, a shareholder may withdraw from a group of shareholders constituting an Eligible Shareholder at any time prior to the annual meeting and if, as a result of such withdrawal, the Eligible Shareholder no longer owns the Required Shares, the nomination shall be disregarded as provided in Section 19(j).

(l)     Any Shareholder Nominee who is included in the Company’s proxy materials for a particular annual meeting of shareholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting will be ineligible to be a Shareholder Nominee pursuant to this Section 19 for the next two annual meetings of shareholders.

(m)     This Section 19 provides the exclusive method for a shareholder to include nominees for election to the Board of Directors in the Company’s proxy materials, other than pursuant to Rule 14a-19 under the Exchange Act to the extent applicable with respect to form of proxies.

Section 20.

(a)     The Board of Directors may elect or appoint from its members a Chair of the Board. The Chair of the Board shall preside at all meetings of the shareholders and the Board of Directors, shall be a non-voting ex officio member of all standing committees and shall have such other powers and perform such other duties as may be prescribed by the Board.

(b)    At its discretion, the Board of Directors at any time, by resolution, may recognize the outstanding services of an individual who has served as Chair of the Board of the Company by conferring upon such individual the honorary title of “Chair Emeritus,” such title to be held for such limited period of time, or for life, as may be determined by the Board. The action of the Board of Directors in conferring the honorary title of “Chair Emeritus” upon such individual shall not constitute such individual an officer of the Company and shall not otherwise affect the status of such individual as a member of the Board.

ARTICLE 3
OFFICERS

Section 1.    The officers of the Company shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents any of whom may have such additional designation as the Board of Directors may provide, a Secretary and one or more Assistant Secretaries, a Controller, a Treasurer and one or more Assistant Treasurers, and such other officers as may from time to time be elected or appointed by the Board of Directors. Unless otherwise provided by the Board of Directors, the Chief Executive Officer also may appoint officers other than the President, the Chief Financial Officer, or any other executive officer of the Company. Except as otherwise provided below, an officer shall perform those duties usually incident to the office or as otherwise required by the Board of Directors, the Chief Executive Officer or the officer to whom such individual reports. Any number of offices or functions of those offices may be held or exercised by the same person. If a document must be signed by persons holding different offices or functions and a person holds or exercises more than one of those offices or functions, that person may sign the document in more than one capacity, but only if the document indicates each capacity in which the person signs.

Section 2.    The Chief Executive Officer of the Company shall: have general active management of the business of the Company; in the absence of the Chair of the Board, preside at all meetings of the shareholders and the Board of Directors; be a non-voting ex officio member of all standing committees; and perform such other duties as may be prescribed by the Board.

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Section 3.    The President, in the absence of the Chair of the Board and the Chief Executive Officer, shall preside at all meetings of the shareholders and the Board of Directors and shall be a non-voting ex officio member of all standing committees. The President shall report to the Chief Executive Officer and shall exercise the functions of the Chief Executive Officer during the absence or disability of the Chief Executive Officer.

Section 4.    The Chief Financial Officer of the Company shall keep accurate financial records for the Company; deposit all money, drafts, and checks in the name of and to the credit of the Company in the banks and depositories designated by the Board; endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Board, making proper vouchers therefor; disburse corporate funds and issue checks and drafts in the name of the Company, as ordered by the Board; render to the Chief Executive Officer and the Board, whenever requested, an account of all transactions by the Chief Financial Officer and of the financial condition of the Company; and perform other duties prescribed by the Board or the Chief Executive Officer.

Section 5.    The Vice Presidents shall be vested with all the powers and shall perform all the duties of the President in the order designated by the Chief Executive Officer in case of the President’s absence and in the order designated by the Chief Executive Officer or by the Board of Directors in case of the President’s disability, and shall have such other powers and perform such other duties as may be prescribed by the Chief Executive Officer or by the Board.

Section 6.    The Secretary shall give, or cause to be given, all notices required by the Minnesota statutes, by the Articles of Incorporation, or by these Bylaws. The Secretary shall act as secretary of all the meetings of the shareholders and of the Board of Directors and shall record the proceedings of all such meetings in the books and records kept for that purpose. Unless otherwise prescribed by the Chief Executive Officer of the Company, he shall keep, or cause to be kept, a record of all certificates of stock issued and all transfers thereof, which shall show the names and addresses of the holders of such certificates and dates of issuance and transfer, and shall perform such other duties as may be prescribed by the Chief Executive Officer or by the Board.

Section 7.    The Assistant Secretaries shall be vested with all the powers and shall perform all the duties of the Secretary in the absence or disability of the latter, and shall perform such other duties as may be prescribed by the Chief Executive Officer or by the Board of Directors.

Section 8.    The Controller shall have executive direction of all accounting functions, and shall keep, or cause to be kept, appropriate and complete books of account, and shall render to the Chief Executive Officer and to the Board of Directors such reports as may be required from time to time. The Controller shall have such other powers and duties as are commonly incidental to the office of controller and as may be prescribed for such officer by the Board of Directors or the Chief Executive Officer.

Section 9.    The Treasurer shall perform duties delegated by the Chief Financial Officer of the Company or as may be prescribed for such officer by the Board of Directors or the Chief Executive Officer.

Section 10.    The Assistant Treasurers shall be vested with all the powers and shall perform all the duties of the Treasurer in the absence or disability of the latter, and shall perform such other duties as may be prescribed by the Chief Financial Officer, the Chief Executive Officer, or the Board of Directors.

Section 11.    Unless prohibited by the Board of Directors, an officer may, without the approval of the Board, delegate some or all of the duties and powers of his or her office to other persons.

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Section 12.    An officer shall hold office from the date elected until the earlier of such officer’s death, disqualification, resignation or removal or until a successor is elected and qualifies. Any officer may be removed by the Board of Directors at any time with or without cause by a resolution approved by the affirmative vote of a majority of the directors present. An officer appointed by the Chief Executive Officer also may be removed at any time with or without cause by the Chief Executive Officer. Unless otherwise provided by the Board of Directors, the Chief Executive Officer also may remove, at any time with or without cause, any officer other than the President, the Chief Financial Officer, or any other executive officer of the Company. Any such removal shall be without prejudice to any contractual rights of the officer. Any officer may resign at any time by giving written notice to the Company.

Section 13.    Any vacancy in the office of Chief Executive Officer or Chief Financial Officer because of death, resignation, removal, disqualification, or other cause shall be filled by the Board of Directors for the unexpired portion of the term. Any such vacancy in an office other than Chief Executive Officer or Chief Financial Officer also may be filled for the unexpired portion of the term by the Board or, except with respect to any executive officer of the Company and except as otherwise provided by the Board of Directors, by the Chief Executive Officer.

ARTICLE 4
INDEMNIFICATION OF DIRECTORS,
OFFICERS, EMPLOYEES, AND AGENTS

Section 1.    The Company shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person acting for the Company or acting in an official capacity with another entity at the direction or request of the Company to the full extent permitted by the laws of the State of Minnesota.

Section 2.    The indemnification provided by this Article 4 shall inure to the benefit of the heirs, executors, administrators, and personal representatives of any person entitled to indemnification hereunder.

Section 3.    The Company may purchase and maintain insurance on behalf of a person in that person’s official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the Company would be required by law to indemnify the person against the liability.

ARTICLE 5
ISSUANCE AND TRANSFER
OF SHARES

Section 1.    The shares of the Company may be certificated shares or uncertificated shares.

Section 2.    Every certificate of shares shall be numbered and shall be entered on the books of the Company as it is issued. It shall be signed by the Chair of the Board, the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary and shall bear the corporate seal, if any. The foregoing signatures and any corporate seal upon such certificate may be facsimiles, engraved or printed on such certificate.

Section 3.    If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent, or registrar of the Company, the certificate may be issued by the Company, even if the person has ceased to have that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

Section 4.    Transfers of shares shall be made on the books of the Company only upon surrender to the Company by the holder of record thereof or such holder’s legal representative of a certificate (if any) for the shares duly endorsed and proper evidence of succession, assignment or authority to transfer, provided that such succession, assignment or

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transfer is not prohibited by the Company’s Articles of Incorporation, these Bylaws, applicable law or contract. Thereupon, the Company shall issue a new certificate (if any) to the person entitled thereto, cancel the old certificate (if any) and record the transaction upon its books.

Section 5.    In case of the loss, destruction, or theft of a certificate of shares, a new certificate (if requested) may be issued in its place upon the submission of satisfactory proof of such loss, destruction, or theft and a bond of indemnity satisfactory to the Treasurer.

Section 6.    The Company shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided otherwise by the Minnesota statutes.

Section 7.    The Board of Directors shall have authority to appoint one or more registrars or transfer agents for any or all classes of shares of the Company, to make such rules and regulations as it may deem expedient concerning the issuance, registration, and transfer of such shares, and to remove such registrars or transfer agents, or any of them, and appoint another or others in its or their stead. Any certificate of shares of any class for which one or more registrars or transfer agents shall have been so appointed shall not be valid until countersigned by a registrar or a transfer agent, or both, as the case may be, which countersignature may be in facsimile form.

ARTICLE 6
SHAREHOLDERS

Section 1.    The annual and special meetings of shareholders shall be held at the principal executive office of the Company, but the Board of Directors may designate some other place within or without the State of Minnesota for the holding of any such meeting or meetings. The annual meeting of shareholders shall be held on the date and time and at the location designated by the Board of Directors. With respect to a meeting of shareholders held at a physical place, the Board of Directors may determine that shareholders not physically present in person or by proxy at the meeting may participate in the meeting by means of remote communication. The Board of Directors also may determine that a meeting of the shareholders shall not be held at a physical place, but instead solely by means of remote communication. Participation by remote communication constitutes presence at the meeting. Written notice of each meeting of shareholders, stating the time, date and place, and, in case of a special meeting, the purpose, shall be given by the Secretary to each shareholder entitled to vote at such meeting, not less than 10 nor more than 60 days prior to the date of such meeting.

Section 2.    The Chair of the Board shall preside at all meetings of the shareholders as Chair of the meeting, and in such individual’s absence or disability or at such individual’s request, the Chief Executive Officer shall preside, and in the absence or disability of both of said individuals the President shall preside. The Board of Directors shall be entitled to make such rules and regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the Chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chair are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to shareholders of record of the Company, their duly authorized and constituted proxies and such other persons as the Chair of the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants, regulation of the opening and closing of the polls, and restricting the use of cell phones, audio or video recording devices and similar devices at the meeting. Unless and to the extent determined by the Board of Directors or the Chair of the

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meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 3.    The Board of Directors (or an officer, if so authorized by the Board) may fix a record date not more than 60 days before the date of a meeting of shareholders as the date for the determination of shareholders entitled to receive notice of and to vote at any meeting of shareholders, and a record date for the determination of shareholders entitled to receive payments of any dividend or distribution or allotment of rights or to exercise rights with respect to any change, conversion, or exchange of shares, and may close the books of the Company against the transfer of shares during the whole or any part of the period so fixed. When a date is so fixed, only the shareholders on that date are entitled to notice and permitted to vote at that meeting of shareholders.

Section 4.    Special meetings of the shareholders may be called for any purpose or purposes at any time, by the Chair of the Board, the Chief Executive Officer, the Chief Financial Officer, two or more directors, or a person authorized by Minnesota law, the Articles of Incorporation or these Bylaws to call special meetings.

Section 5.    The holders of a majority of the voting power of the shares issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at all meetings of shareholders for the transaction of business, except as otherwise provided by the Minnesota statutes, by the Articles of Incorporation, or by these Bylaws. The Cahir of the meeting may adjourn the meeting from time to time, whether or not there is such a quorum. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If any meeting of the shareholders is adjourned to another time or place and the adjourned meeting is held not more than 120 days after the date fixed for the original meeting, no notice of the date, time, and place of such adjourned meeting need be given other than by announcement at the time of adjournment.

Section 6.    At each meeting of shareholders every shareholder of record, or such shareholder’s legal representatives, at the date fixed by the Board of Directors for the determination of the persons entitled to vote at a meeting of shareholders, or, if no date has been so fixed, then at the close of the 30th day preceding the date of the meeting, shall be entitled at such meeting to one vote for each share standing in such shareholder’s name on the books of the Company and such additional votes for such share as may be provided for by the Articles of Incorporation or in the terms of the shares. A shareholder may cast a vote in person or by proxy. The appointment of a proxy shall be in writing or by telephonic transmission or authenticated electronic communication, whether or not accompanied by written instructions of the shareholder. If it is determined that a telephonic transmission or authenticated electronic communication is valid, the inspectors of election or, if there are no inspectors, the other persons making that determination, shall specify the information upon which they relied to make that determination. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors. An appointment of a proxy for shares held jointly by two or more shareholders is valid if signed by any one of them, unless the Company receives from any one of those shareholders written notice either denying the authority of that person to appoint a proxy or appointing a different proxy. The vote for directors, and, upon the demand of any shareholder, the vote upon any question before the meeting, shall be by ballot. All elections shall be had and all questions decided by a majority vote of the voting power of the shares present, except where a different proportion or number is required by the Articles of Incorporation, these Bylaws, or the laws of the State of Minnesota.

Section 7.    In any case where a class or series of shares is entitled by the Articles of Incorporation, the laws of the State of Minnesota, or the terms of the shares to vote as a class or series, the matter being voted upon must also receive the affirmative vote of the holders of the same proportion of the voting power of the shares of that class or series as is required pursuant to Section 6 of this Article.

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Section 8.    Shares owned by two or more shareholders may be voted by any one of them unless the Company receives written notice from any one of them denying the authority of that person to vote those shares.

Section 9.    Except as otherwise provided in Section 3 of this Article 6 or the laws of the State of Minnesota, the Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

Section 10.    In advance of any meeting of shareholders, the Chair of the Board shall appoint one or more inspectors of election, who need not be shareholders, as to the matters to be submitted to a vote at any such meeting, or any adjournment thereof. The inspectors of election when so appointed shall take charge of all proxies and ballots and shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, and the existence of a quorum. They shall determine all questions relating to the qualifications of voters, the authenticity, validity, and effect of proxies, and the acceptance or rejection of votes, challenges, and questions arising in any way in connection with the right to vote and the counting and tabulation of such votes. They shall determine the number of votes cast for any office or for or against any proposal, and shall determine and report the results to the meeting. The inspectors shall take an oath that they will perform their duties impartially, in good faith, and to the best of their ability and as expeditiously as is practical. If, for any reason, an inspector previously appointed shall fail to attend or refuse or be unable to serve, the vacancy shall be filled by the Chair of the Board in advance of convening the meeting, or at the meeting by the person acting as Chair. Each report of the inspectors shall be in writing and signed by the inspectors. The report of a majority shall be the report of the inspectors.

    Section 11.    The business conducted at a special meeting of shareholders is limited to the purposes stated in the notice of the special meeting. At an annual meeting of shareholders, only such business (other than the nomination and election of directors, which is subject to Article 2, Section 18) may be conducted as is appropriate for consideration at the meeting and as shall have been brought before the meeting (i) by or at the direction of the Board of Directors, (ii) by any shareholder who (w) was a shareholder of record at the time of giving the notice required by this Section 11, (x) is a shareholder of record at the time of the meeting, (y) is entitled to vote at the meeting, and (z) complies with the procedures set forth in this Section 11, or (iii) by a shareholder or group of shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act.

    (a)    For business to be properly brought before an annual meeting by a shareholder (other than business proposed pursuant to Rule 14a-8 under the Exchange Act), the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder’s notice must be delivered to the Secretary, or mailed and received at the principal executive office of the Company, not less than 90 days before the first anniversary of the date of the preceding year’s annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than 30 days before or 60 days after such anniversary date, notice by a shareholder is timely only if so delivered or so mailed and received not less than 90 days before the annual meeting or, if later, within 10 days after the first public announcement of the date of the annual meeting. Except to the extent otherwise required by law, the adjournment of an annual meeting of shareholders will not commence a new time period for the giving of a shareholder’s notice as required above.

    (b)    A shareholder’s notice to the Company must set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (iii) the information called for by

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Article 2, Section 18(b)(y)(ii), (iv) any material interest of the shareholder in such business, and (v) a representation that the shareholder intends to appear in person or by proxy at the meeting to make the proposal.

(c)    The Chair of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures described in this Section 11 and, if the Chair so determines, the Chair shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

(d)    This Section 11 does not apply to any shareholder proposal made pursuant to Rule 14a-8 promulgated under the Exchange Act. The requirements, procedures, and notice deadlines of Rule 14a-8 shall govern any proposal made pursuant thereto.

Section 12.    Any notice given by a shareholder to the Company or an officer of the Company must be in writing and mailed or delivered to the Company or the officer at the registered office or principal executive office of the Company.

Section 13.    Any notice given by the Company to a shareholder may be by mail, electronic communication, personal service or in any other manner permitted by the Minnesota statutes and the Exchange Act, and is effective when given. An affidavit of the Secretary, or other authorized officer or agent of the Company, that the notice has been given by a form of electronic communication is, in the absence fraud, prima facie evidence of the facts stated in the affidavit. Notice by electronic communication is deemed given:

(a)    If by facsimile, when directed to a number at which the shareholder has consented to receive notice;

(b)    If by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice;

(c)    If by a posting on an electronic network on which the shareholder has consented to receive notice, together with separate notice to the shareholder of the specific posting, upon the later of (i) the posting and (ii) the giving of the separate notice; and

(d)    If by any other form of electronic communication by which the shareholder has consented to receive notice, when directed to the shareholder.

ARTICLE 7
FISCAL YEAR

Section 1.    The fiscal year of the Company shall begin on the first day of January and terminate on the last day of December in each year.

ARTICLE 8
GENERAL PROVISIONS

Section 1.    Words importing the singular number include the plural and vice versa. Words importing males include females, and words importing natural persons include corporations.

Section 2.    These Bylaws may be altered, amended or repealed by the shareholders or by the Board of Directors as provided by the Articles of Incorporation.

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